Exhibit 99.1

Cascade Microtech Reports Second Quarter 2015 Results

Revenue of $36.0 million

Record Gross Margin of 55.6%

Income from Operations of $4.0 million

GAAP EPS of $0.16 / share

Non-GAAP EPS of $0.19 / share

BEAVERTON, Ore.—(MARKETWIRE) — July 28, 2015 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the second quarter ended June 30, 2015.

Financial Summary

Results for the quarter ended June 30, 2015 were as follows:

•	Total revenue of $36.0 million, compared to $31.7 million for Q1 2015 and $33.0 million for Q2 2014.
–	Systems revenue of $19.5 million, an increase of $2.1 million, or 11.9%, over Q1 2015, and a decrease of $1.8 million, or 8.5%, from Q2 2014.
–	Record Probes revenue of $16.5 million, an increase of $2.2 million, or 15.6%, over Q1 2015, and an increase of $4.9 million, or 41.9%, over Q2 2014.
•	Record gross margin of 55.6%, up from 53.6% in Q1 2015 and 51.5% in Q2 2014.
–	Systems gross margin of 46.9%, down from 48.6% in Q1 2015 and 47.5% in Q2 2014.
–	Probes gross margin of 65.8%, up from 59.8% in Q1 2015 and 58.9% in Q2 2014.
•	Income from operations of $4.0 million, an increase of $1.2 million, or 44.3%, from Q1 2015, and an increase of $1.1 million, or 38.0%, over Q2 2014.
–	Q2 2015 operating income includes restructuring expenses of $0.1 million, compared to $0.1 million in Q1 2015, and $0.2 million in Q2 2014.
•	GAAP net income of $2.8 million, or $0.16 per diluted share, compared to $2.2 million, or $0.13 per diluted share, for Q1 2015, and $1.8 million, or $0.11 per diluted share, for Q2 2014.
•	Non-GAAP net income of $0.19 per diluted share, compared to $0.15 per diluted share for Q1 2015, and $0.13 per diluted share for Q2 2014.
•	Depreciation, amortization and stock-based compensation expenses totaled $2.0 million, compared to $2.0 million for Q1 2015, and $2.4 million for Q2 2014.
•	Adjusted EBITDAS of $6.2 million, compared to $4.9 million for Q1 2015, and $5.1 million for Q2 2014.
•	Total cash and investments of $45.9 million, an increase of $4.9 million over Q1 2015.

“Cascade Microtech’s quarterly revenue grew by 13.6% for Q2 compared with Q1 of 2015,driven by both our Systems and Probes segments, with our Probes segment setting a new all-time revenue record,” said Michael Burger, President and CEO. Mr. Burger continued, “Company-wide gross margins also set a new record of 55.6%, which exceeds our recently adopted Success Model for this metric, and reflects the leverage capability in the business. Our expanding gross profit exceeded our increased investment in new product development, which generated an EPS that came in near the upper end of our guidance range. We posted a book-to-bill ratio of 1.21 as each of our segments were greater than 1 for the quarter, which drove an all-time record backlog for the company.” Mr. Burger concluded by stating, “We are very pleased with the results of Q2 and remain optimistic about the balance of 2015 as our Probe products continue to gain market share and we are seeing continued acceleration in our Systems business.”

Financial Outlook

For the third quarter of 2015 we are projecting revenue in the range of $35.0 million to $39.0 million, with diluted GAAP earnings per share in the range of $0.14 to $0.20, and non-GAAP diluted earnings per share in the range of $0.17 to $0.23. Our guidance assumes a tax rate of 32%, consistent foreign currency exchange rates and no significant one-time charges.

We will host a conference call beginning at 5:00 p.m. EDT (2:00 p.m. PDT) on Tuesday, July 28, 2015, to discuss our results for the quarter ended June 30, 2015.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com/investors. If you are interested in participating in the call, the live dial-in number is 855-871-8541, or international 720-634-2920, conference ID: 89802623. A replay will be available after 9:00 p.m. EDT at the same internet address. (For a telephone replay available after 9:00 p.m. EDT, dial: 855-859-2056, international: 404-537-3406, conference ID: 89802623).

Forward-Looking Statements

The statements in this release regarding financial results and positioning in our markets in 2015, continuing growth in the Systems business and the market share of Probes, and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share and assumptions supporting those projections, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange or tax rates; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures, which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as: restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or affect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future. Non-GAAP EPS is based on Non-GAAP net income.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as: restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP and is not uniformly defined among companies. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	Six Months Ended June 30,
				2015	2014
Revenue	$36,044	$31,742	$32,995	$67,786	$66,680
Cost of sales	16,021	14,720	16,009	30,741	33,421

Gross profit	20,023	17,022	16,986	37,045	33,259

Operating expenses:
Research and development	4,188	3,676	3,428	7,864	6,669
Selling, general and administrative	11,795	10,547	10,630	22,342	21,060

	15,983	14,223	14,058	30,206	27,729

Income from operations	4,040	2,799	2,928	6,839	5,530

Other income (expense):
Interest income, net	8	(14)	7	(6)	9
Other, net	65	231	(56)	296	(125)

	73	217	(49)	290	(116)

Income before income taxes	4,113	3,016	2,879	7,129	5,414
Income tax expense	1,316	843	1,051	2,159	1,994

Net income	$2,797	$2,173	$1,828	$4,970	$3,420

Net income per share:
Basic	$0.17	$0.13	$0.11	$0.30	$0.21
Diluted	$0.16	$0.13	$0.11	$0.29	$0.20

Shares used in computing net income per share:
Basic	16,612	16,523	16,255	16,569	16,249
Diluted	17,202	17,037	16,751	17,145	16,725

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Assets

Current assets:
Cash and cash equivalents	$34,705	$38,107
Marketable securities	11,230	1,626
Restricted cash	—	61
Accounts receivable, net	23,942	20,763
Inventories	24,209	24,642
Deferred income taxes	3,017	3,027
Prepaid expenses and other	3,772	4,454

Total current assets	100,875	92,680
Fixed assets, net	9,848	8,100
Goodwill	11,877	12,823
Purchased intangible assets, net	10,540	12,572
Deferred income taxes	1,467	1,262
Other assets	791	944

	$135,398	$128,381

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$8,195	$7,505
Deferred revenue	2,303	2,070
Accrued liabilities	10,220	9,505

Total current liabilities	20,718	19,080
Deferred revenue	367	329
Other long-term liabilities	1,594	1,511

Total liabilities	22,679	20,920
Shareholders’ equity:
Common stock	113,516	111,645
Accumulated other comprehensive loss	(4,710)	(3,127)
Retained earnings (accumulated deficit)	3,913	(1,057)

Total shareholders’ equity	112,719	107,461

	$135,398	$128,381

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	Six Months Ended June 30,
Non-GAAP Net Income				2015	2014
GAAP net income	$2,797	$2,173	$1,828	$4,970	$3,420

Adjustments to net income:
Restructuring	144	118	249	262	249
Acquisition and acquisition related	—	—	(457)	—	(457)
Amortization of intangibles	636	647	780	1,283	1,565
Income tax effect of non-GAAP adjustments	(250)	(253)	(209)	(503)	(500)
Discrete tax items	—	(154)	—	(154)	—

Non-GAAP net income	$3,327	$2,531	$2,191	$5,858	$4,277

GAAP net income per diluted share	$0.16	$0.13	$0.11	$0.29	$0.20

Non-GAAP net income per diluted share	$0.19	$0.15	$0.13	$0.34	$0.26

Shares used in diluted share calculations	17,202	17,037	16,751	17,145	16,725

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	Six Months Ended June 30,
EBITDAS and Adjusted EBITDAS				2015	2014
GAAP Income from operations	$4,040	$2,799	$2,928	$6,839	$5,530

Adjustments:
Depreciation	722	750	799	1,472	1,628
Amortization of intangibles	636	647	780	1,283	1,565
Stock-based compensation	617	587	821	1,204	1,270

EBITDAS	6,015	4,783	5,328	10,798	9,993

Adjustments:
Restructuring	144	118	249	262	249
Acquisition and acquisition related	—	—	(457)	—	(457)

Adjusted EBITDAS	$6,159	$4,901	$5,120	$11,060	$9,785

	Three Months Ending September 30, 2015
Forward-looking non-GAAP net income	Low Range Guidance		High Range Guidance
GAAP net income	$2,500		$3,500
Adjustments:
Amortization of intangibles	600		600
Income tax effect of non-GAAP adjustments	(192)		(192)

Non-GAAP net income	$2,908		$3,908

GAAP net income per diluted share	$0.14		$0.20

Non-GAAP net income per diluted share	$0.17		$0.23

Shares used in diluted share calculations	17,300		17,300